EXHIBIT 24.1
MOLYCORP, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
Each of the undersigned directors and officers of Molycorp, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Mark A. Smith, James S. Allen and John F. Ashburn, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933 of shares of common stock of the Registrant issuable in connection with the Molycorp, Inc. 2010 Equity and Performance Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving the acts of said attorneys in fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of September 2010.

/s/ Mark A. Smith Mark A. Smith	/s/ James S. Allen James S. Allen
President and Chief Executive Officer and Director (Principal Executive Officer)	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Russell D. Ball	/s/ Ross R. Bhappu

Russell D. Ball	Ross R. Bhappu
Director	Director

/s/ Brian T. Dolan	/s/ Charles R. Henry

Brian T. Dolan	Charles R. Henry
Director	Director

/s/ Mark S. Kristoff	/s/ Alec Machiels

Mark S. Kristoff	Alec Machiels
Director	Director

/s/ Jack E. Thompson
Jack E. Thompson
Director